Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports First Quarter 2022 Results
Raises Full Year 2022 Earnings Guidance

WESTFORD, Mass., May 3, 2022 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended April 2, 2022.

First Quarter Financial Highlights
•Bookings increased 30% to a record $266 million.
•Revenue increased 31% to a record $226 million.
•Operating cash flow increased 24% to $24 million.
•Free cash flow increased 24% to $21 million.
•Net income was $41 million, including a $15 million after-tax gain on the sale of a facility.
•GAAP diluted EPS increased 147% to $3.53.
•Adjusted diluted EPS increased 49% to $2.28.
•Adjusted EBITDA increased 41% to a record $46 million and represented 20.2% of revenue.
•Backlog was a record $348 million.

Note: Percent changes above are based on comparison to the prior year period. Free cash flow, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had an excellent start to 2022 with record bookings, revenue, and adjusted EBITDA in the first quarter,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “Strong demand continued across all operating segments with new order activity from both parts and capital contributing to record backlog at the end of the first quarter.

“Solid execution by our operations teams led to improved operating performance and record adjusted EBITDA despite ongoing supply chain constraints and inflationary pressures. Our global workforce once again delivered exceptional value to our customers who rely on our critical technologies and engineered systems to enable Sustainable Industrial Processing.”

First Quarter 2022 compared to 2021
Revenue increased 31 percent to a record $226.5 million compared to $172.5 million in 2021. Organic revenue increased 22 percent, which excludes an 11 percent increase from acquisitions and a two percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 43.4 percent compared to 43.9 percent in 2021.

GAAP diluted earnings per share (EPS) increased 147 percent to $3.53, which included a $1.30 gain on the sale of a facility, compared to $1.43 in 2021. Adjusted diluted EPS increased 49 percent to $2.28 compared to $1.53 in 2021. Adjusted diluted EPS excludes a $1.30 gain on the sale of a facility, $0.04 of acquisition-related costs, and $0.01 of impairment costs in 2022 and $0.10 of acquisition costs in 2021. Net income increased 149 percent to $41.2 million compared to $16.6 million in 2021. Adjusted EBITDA increased 41 percent to a record $45.8 million and represented 20.2 percent of revenue compared to $32.4 million and 18.8 percent of revenue in the prior year quarter. Operating cash flow increased 24 percent to $23.8 million compared to $19.1 million in 2021.

Kadant Reports First Quarter 2022 Results
May 3, 2022

Bookings increased 30 percent to a record $266.1 million compared to $204.5 million in 2021. Organic bookings increased 22 percent, which excludes an 11 percent increase from acquisitions and a three percent decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“We are encouraged by the strong start, and as a result, we are raising our guidance for the year,” Mr. Powell continued. “Our record backlog has us positioned well, and we expect to generate record financial results while continuing to navigate supply chain challenges, economic headwinds, and growing socio-political uncertainties.

"We now expect revenue of $885 to $905 million in 2022, revised from our previous guidance of $870 to $890 million. We now expect to achieve GAAP diluted EPS of $10.05 to $10.25, revised from our previous guidance of $8.50 to $8.70. The revised 2022 guidance includes a $1.30 gain on the sale of a facility, $0.04 of acquisition-related costs, and a $0.01 impairment charge. Excluding these items, we now expect adjusted diluted EPS of $8.80 to $9.00, revised from our previous guidance of $8.55 to $8.75. The 2022 guidance includes a negative effect from foreign currency translation, lowering revenue guidance by $14 million and adjusted diluted EPS guidance by $0.14. For the second quarter of 2022, we expect GAAP diluted EPS of $1.86 to $1.96 on revenue of $215 to $220 million."

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, May 4, 2022, at 11:00 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 8582925. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until June 3, 2022.

After the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Revenue in the first quarter of 2022 included $20.0 million from acquisitions and a $3.9 million unfavorable foreign currency translation effect. Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and certain gains or losses. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating

Kadant Reports First Quarter 2022 Results
May 3, 2022

decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

First Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on the sale of a facility of $20.2 million in 2022.
•Pre-tax acquisition costs of $0.1 million in 2022 and $1.3 million in 2021.
•Pre-tax indemnification asset reversal of $0.6 million in 2022.
•Pre-tax impairment costs of $0.2 million in 2022.
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $0.5 million in 2022 and $0.1 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022.
•After-tax acquisition costs of $0.1 million in 2022 and $1.2 million ($1.3 million net of tax of $0.1 million) in 2021.
•After-tax impairment costs of $0.1 million ($0.2 million net of tax of $0.1 million) in 2022.
•After-tax expense related to amortization of acquired profit in inventory and backlog of $0.4 million ($0.5 million net of tax of $0.1 million) in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $2.9 million in 2022 and $2.3 million in 2021.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports First Quarter 2022 Results
May 3, 2022

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	April 2, 2022	April 3, 2021
Revenue	$226,480	$172,463
Costs and Operating Expenses:
Cost of revenue	128,269	96,748
Selling, general, and administrative expenses	59,168	49,431
Research and development expenses	3,078	2,857
Gain on sale and other expense, net (b)	(20,008)	—
	170,507	149,036
Operating Income	55,973	23,427
Interest Income	102	65
Interest Expense	(1,234)	(1,111)
Other Expense, Net	(22)	(24)
Income Before Provision for Income Taxes	54,819	22,357
Provision for Income Taxes	13,378	5,561
Net Income	41,441	16,796
Net Income Attributable to Noncontrolling Interest	(249)	(235)
Net Income Attributable to Kadant	$41,192	$16,561

Earnings per Share Attributable to Kadant:
Basic	$3.54	$1.43
Diluted	$3.53	$1.43

Weighted Average Shares:
Basic	11,630	11,553
Diluted	11,655	11,612

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	April 2, 2022	April 2, 2022	April 3, 2021	April 3, 2021
Net Income and Diluted EPS Attributable to Kadant, as Reported	$41,192	$3.53	$16,561	$1.43
Adjustments for the Following, Net of Tax:
Gain on Sale (b)	(15,143)	(1.30)	—	—
Acquisition Costs	59	0.01	1,173	0.10
Impairment Costs	135	0.01	—	—
Acquired Profit in Inventory and Backlog Amortization (c,d)	387	0.03	44	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$26,630	$2.28	$17,778	$1.53

	Three Months Ended			Increase Excluding Acquisitions and FX (a,e)
Revenue by Segment	April 2, 2022	April 3, 2021	Increase
Flow Control	$85,826	$63,754	$22,072	$11,227
Industrial Processing	93,085	69,154	23,931	25,186
Material Handling	47,569	39,555	8,014	1,484
	$226,480	$172,463	$54,017	$37,897

Percentage of Parts and Consumables Revenue	65%	68%

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Kadant Reports First Quarter 2022 Results
May 3, 2022

	Three Months Ended		Increase	Increase Excluding Acquisitions and FX (e)
Bookings by Segment	April 2, 2022	April 3, 2021
Flow Control	$100,111	$75,999	$24,112	$13,378
Industrial Processing	106,344	86,606	19,738	21,149
Material Handling	59,640	41,884	17,756	9,467
	$266,095	$204,489	$61,606	$43,994

Percentage of Parts and Consumables Bookings	60%	65%

	Three Months Ended
Business Segment Information	April 2, 2022	April 3, 2021
Gross Margin:
Flow Control	52.4%	53.3%
Industrial Processing	38.6%	40.5%
Material Handling	36.4%	34.7%
	43.4%	43.9%

Operating Income:
Flow Control	$21,725	$15,446
Industrial Processing	38,159	11,106
Material Handling	5,844	4,169
Corporate	(9,755)	(7,294)
	$55,973	$23,427

Adjusted Operating Income (a,f):
Flow Control	$21,569	$16,443
Industrial Processing	18,726	11,193
Material Handling	6,561	4,443
Corporate	(9,755)	(7,294)
	$37,101	$24,785

Capital Expenditures:
Flow Control	$525	$334
Industrial Processing	1,952	1,804
Material Handling	384	121
Corporate	7	—
	$2,868	$2,259

	Three Months Ended
Cash Flow and Other Data	April 2, 2022	April 3, 2021
Operating Cash Flow	$23,768	$19,092
Less: Capital Expenditures	(2,868)	(2,259)
Free Cash Flow (a)	$20,900	$16,833

Depreciation and Amortization Expense	$9,445	$7,686

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Kadant Reports First Quarter 2022 Results
May 3, 2022

Balance Sheet Data	April 2, 2022	January 1, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$88,971	$94,161
Accounts Receivable, net	125,919	117,209
Inventories	143,583	134,356
Contract Assets	8,978	8,626
Property, Plant, and Equipment, net	105,851	107,989
Intangible Assets	192,426	199,343
Goodwill	394,414	396,887
Other Assets	84,124	73,641
	$1,144,266	$1,132,212
Liabilities and Stockholders' Equity
Accounts Payable	$67,762	$59,250
Debt Obligations	243,377	264,597
Other Borrowings	4,479	4,917
Other Liabilities	228,910	237,832
Total Liabilities	544,528	566,596
Stockholders' Equity	599,738	565,616
	$1,144,266	$1,132,212

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	April 2, 2022	April 3, 2021
Consolidated
Net Income Attributable to Kadant	$41,192	$16,561
Net Income Attributable to Noncontrolling Interest	249	235
Provision for Income Taxes	13,378	5,561
Interest Expense, Net	1,132	1,046
Other Expense, Net	22	24
Operating Income	55,973	23,427
Gain on Sale (b)	(20,190)	—
Acquisition Costs	76	1,298
Indemnification Asset Reversal (g)	575	—
Impairment Costs	182	—
Acquired Backlog Amortization (c)	703	60
Acquired Profit in Inventory Amortization (d)	(218)	—
Adjusted Operating Income (a)	37,101	24,785
Depreciation and Amortization	8,742	7,626
Adjusted EBITDA (a)	$45,843	$32,411
Adjusted EBITDA Margin (a,h)	20.2%	18.8%

Flow Control
Operating Income	$21,725	$15,446
Acquisition Costs	62	997
Acquired Profit in Inventory Amortization (d)	(218)	—
Adjusted Operating Income (a)	21,569	16,443
Depreciation and Amortization	2,347	1,572
Adjusted EBITDA (a)	$23,916	$18,015
Adjusted EBITDA Margin (a,h)	27.9%	28.3%

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Kadant Reports First Quarter 2022 Results
May 3, 2022

		Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		April 2, 2022	April 3, 2021
Industrial Processing
	Operating Income	$38,159	$11,106
	Gain on Sale (b)	(20,190)	—
	Indemnification Asset Reversal (g)	575	—
	Impairment Costs	182	—
	Acquisition Costs	—	27
	Acquired Backlog Amortization (c)	—	60
	Adjusted Operating Income (a)	18,726	11,193
	Depreciation and Amortization	3,274	3,338
	Adjusted EBITDA (a)	$22,000	$14,531
	Adjusted EBITDA Margin (a,h)	23.6%	21.0%

Material Handling
	Operating Income	$5,844	$4,169
	Acquisition Costs	14	274
	Acquired Backlog Amortization (c)	703	—
	Adjusted Operating Income (a)	6,561	4,443
	Depreciation and Amortization	3,096	2,686
	Adjusted EBITDA (a)	$9,657	$7,129
	Adjusted EBITDA Margin (a,h)	20.3%	18.0%

Corporate
	Operating Loss	$(9,755)	$(7,294)
	Depreciation and Amortization	25	30
	EBITDA (a)	$(9,730)	$(7,264)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20,190 gain on the sale of a Chinese facility in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents income within the cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents an indemnification asset reversal related to the release of tax reserves associated with uncertain tax positions.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,000 employees in 20 countries worldwide. For more information, visit www.kadant.com.

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Kadant Reports First Quarter 2022 Results
May 3, 2022

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 1, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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